Exhibit 99.1

FOR IMMEDIATE RELEASE
DIVERSIFIED RESOURCES INC. ENGAGES DREXEL HAMILTON AS ITS INVESTMENT BANKER
September 10, 2018 (Littleton, Colorado)
EURO PACIFIC ENGAGEMENT
Diversified Resources announces the engagement of Euro Pacific Capital as its exclusive investment advisor and placement agent.  Euro Pacific Capital, based in Westport CT and has significant experience in oil and gas financing, corporate finance, financial advising, and leveraged finance. They maintain deep industry relationships and have an extensive distribution network developed over many years of aggregate experience.

SAFE HARBOR
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this press release regarding our financial position, business strategy, and plans and objectives of management for future operations and industry conditions, are forward-looking statements.  These forward-looking statements are based on current expectations and assumptions concerning events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

CONTACTS
Paul Laird, President & CEO
303-797-5417
plaird@diversifiedresourcesinc.com